UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2018
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PARKWAY ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	333-209052 (Commission File Number)	47-5486027 (I.R.S. Employer Identification No.)

101 Jacksonville Circle Floyd, Virginia (Address of principal executive offices)	24091 (Zip Code)

Registrant's telephone number, including area code: (540) 745-4191

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 1, 2018, Parkway Acquisition Corp. (the "Company") completed the previously-announced merger (the "Merger") with Great State Bank ("GSB") pursuant to an Agreement and Plan of Merger, dated as of March 1, 2018, by and among the Company, its wholly-owned subsidiary Skyline National Bank ("Skyline"), and GSB (the "Merger Agreement").  At closing, GSB merged with and into Skyline, with Skyline as the surviving bank.  As a result of the Merger, and pursuant to the terms and conditions of the Merger Agreement, each share of GSB common stock was converted into the right to receive 1.21 shares of the Company's common stock and cash in lieu of fractional shares.

The above description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 to this report.

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Pursuant to the Merger Agreement, and effective as of the closing of the Merger, the Board of Directors of the Company appointed W. David McNeill and Frank A. Stewart to the Board of Directors of the Company.  Both individuals previously served as directors of GSB.

The Board of Directors anticipates naming Messrs. McNeill and Stewart to serve on one or more committees of the Board, but at the time of this Form 8-K, the Board has not determined the committee(s) to which they will be named.  The Company will file an amendment to this Form 8-K naming those committees once they are determined.

Messrs. McNeill and Stewart will be compensated consistent with the compensation policies applicable to the Company's other non-employee directors as currently in effect and as disclosed in the Company's Registration Statement on Form S-4 (Registration No. 333-224295), filed with the Securities and Exchange Commission on April 13, 2018 and declared effective on May 2, 2018.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On July 1, 2018, the Board of Directors of the Company adopted amendments to the Company's bylaws.  In connection with the appointment of the newly-appointed directors to the Board of Directors as described in Item 5.02, Section 2.2 of the Bylaws was amended to expand the size of the Board of Directors to fifteen (15) directors.
In addition, Section 2.7 was amended to remove obsolete language regarding the filling of vacancies for a period of time following the merger of Grayson Bankshares, Inc. and Cardinal Bankshares Corporation, which was completed in 2016.
The foregoing description of the Company's bylaws, as amended and restated, is qualified in its entirety by reference to the full text of such amended and restated bylaws. A copy of the amended and restated bylaws is attached as Exhibit 3.1 and incorporated herein by reference.

Item 8.01. Other Events.

On July 2, 2018, the Company issued a press release announcing the completion of the Merger.  A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements required by Rule 8-04 of Regulation S-X were previously filed with the Registration Statement on Form S-4 (File No. 333-224295), which became effective on May 2, 2018, and pursuant to General Instruction B.3 of Form 8-K are not filed with this Current Report on Form 8-K.

(b) Pro Forma Financial Information

The pro forma financial information required by Rule 8-05 of Regulation S-X were previously filed with the Registration Statement on Form S-4 (File No. 333-224295), which became effective on May 2, 2018, and pursuant to General Instruction B.3 of Form 8-K are not filed with this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated March 1, 2018, by and among Parkway Acquisition Corp., Skyline National Bank and Great State Bank (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed on March 7, 2018).

3.1	Amended and Restated Bylaws of Parkway Acquisition Corp.

99.1	Press release dated July 2, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKWAY ACQUISITION CORP.
(Registrant)

Date: July 6, 2018	By:	/s/ Blake M. Edwards
Blake M. Edwards
Chief Financial Officer

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